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                                                                   EXHIBIT 10.12



                                    AMENDMENT

         This Amendment dated July 14th, 1999 to the 10% Convertible Note and Note Purchase Agreement (collectively the "Note") by and between Gary Player Direct, Inc. (the "Company") and Mr. Roy Tashi (the "Holder") and guaranteed by Mr. A.J. Cervantes, President of the Company (the "Guarantor").

         WHEREAS, the parties to this Amendment executed a 10% Convertible Note and Note Purchase Agreement dated June 7, 1999 for $75,000; and

         WHEREAS, the Company was in default under the Note as of July 6, 1999; and

         WHEREAS, this Amendment is to confirm the receipt of $6,250 by California counsel for the Holder and acceptance by the Holder of the $6,250 as payment for the extension of the Maturity Date as through Wednesday, July 21, 1999.

         NOW, THEREFORE, in consideration of the extension through July 21, 1999, the parties agree to the following terms:

         1. The Company shall issue the Holder 10,000 shares of Common Stock of the Company within three (3) business days of the execution of this Amendment.

         2. If the full amount due under the Note, $75,000, or a payment pursuant to paragraph 7(b) of the Note of $12,500 to extend the Maturity Date thirty (30) days is not received via wire transfer in the trust account for the Holder's California counsel, Shiv Grewal, on or before July 21, 1999 at the close of business, the Company will be in default under the Note and the Holder will be forced to pursue the remedies to which he is entitled under the Note including the institution of an action against you as the guarantor of the Note.

         3. Should the Company extend the Maturity Date for an additional 30 days, notwithstanding the payment of $12,500 required for extension under the Note, the Company shall additionally issue to Holder another 10,000 shares of Common Stock of the Company in consideration of the 30 day extension within 3 business days from the date of extension.

         4. Any and all filings required under the reporting provisions of the Securities Exchange Act of 1934 shall be filed by the Company with the Securities and Exchange Commission on or before August 1, 1999, or the Company will be in default under the Note for breach of the Company's representation contained in paragraph 3.1(g) of the Note Purchase Agreement.

         5. All expenses and costs incurred in connection with this extension shall be paid by the Company, which expenses aggregate $580.00 to date, and are payable upon execution of this Amendment to Gallagher, Briody & Butler.




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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                        GARY PLAYER DIRECT, INC.


                                        By: /s/ A.J. Cervantes
                                           --------------------------
                                           A. J. Cervantes, President


                                        ROY TASHI


                                        /s/ Roy Tashi
                                        -----------------------------




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